Exhibit 21.1

Subsidiaries of Arthur J. Gallagher & Co.

In the following list of subsidiaries of Arthur J. Gallagher & Co., those companies that are indented represent subsidiaries of the corporation under which they are indented. Except for directors’ qualifying shares, 100% of the voting stock of each of the subsidiaries listed below, other than those indicated by footnote, is owned of record or beneficially by its indicated parent.

Name	State or Other Jurisdiction of Incorporation
Arthur J. Gallagher & Co. (Registrant)	Delaware
Arthur J. Gallagher Brokerage & Risk Management Services, LLC	Delaware
Arthur J. Gallagher Risk Management Services, Inc.	Illinois
Arthur J. Gallagher Risk Management Services (Hawaii), Inc.	Hawaii
Arthur J. Gallagher Risk Management Services of Utah, Inc.	Utah
Arthur J. Gallagher & Co. Insurance Brokers of California, Inc.	California
Charity First Insurance Services, Inc.	California
Artex Risk Solutions, Inc.	Delaware
Western Litigation, Inc.	Texas
Fortress Insurance, LLC	Delaware
RIL (Administrators (Guernsey)) Ltd.	Guernsey
Sentinel Indemnity, LLC	Delaware
Artex Risk Solutions Inc.	Anguilla
JPGAC, LLC	Delaware
Bollinger, Inc.	New Jersey
Bollinger Insurance Services, Inc.	Delaware
Risk Placement Services, Inc.	Illinois
Edwin M. Rollins Company	North Carolina
Continental Premium Finance Corporation	Georgia
Commonwealth Premium Finance Corporation	Kentucky
First Premium, Inc.	Louisiana
Premium Finance Corporation	Wisconsin
American Freedom Carriers, Inc.	Indiana
Gallagher Benefit Services, Inc.	Delaware
GBS Retirement Services, Inc.	New York
GBS Insurance and Financial Services, Inc.	Delaware
GBS Administrators, Inc.	Washington
Gallagher Fiduciary Advisors, LLC	Delaware
Gallagher Voluntary Benefits, LLC	Delaware
Gallagher Bassett Services, Inc.	Delaware
MedInsights, Inc.	Delaware
Gallagher Bassett International Ltd. (UK)	England
Gallagher Bassett Insurance Services, Ltd.	England
Gallagher Bassett Canada Inc.	Canada
Gallagher Bassett Services Pty Ltd.	Australia
Gallagher Bassett Services Workers Compensation Victoria Pty Ltd.	Australia
Gallagher Bassett Services NZ Pty Ltd.	Australia
AJG Financial Services, LLC	Delaware
AJG Coal, Inc.	Delaware
Gallagher Clean Energy, LLC	Delaware
Gallagher Holdings Bermuda Company Limited	Bermuda
MG Advanced Coal Technolgies-1 LLC	Delaware
Advanced Energy Systems LLC (1)	Delaware
AJG RCF LLC	Delaware
Arthur J. Gallagher Service Company, LLC	Delaware
Arthur J. Gallagher & Co. (Illinois)	Illinois
Gallagher Mauritius Holdings	Mauritius
Gallagher Operations Support Services Private Limited	India

Name	State or Other Jurisdiction of Incorporation
Arthur J. Gallagher Latin America, LLC	Illinois
Arthur J. Gallagher Brasil Corretora de Resseguros, S.A.	Brazil
Arthur J. Gallagher & Co. (Canada) Ltd.	Delaware
AJG Canada ULC	Canada
AJG North America ULC	Canada
Gallagher Benefit Services (Canada) Group Inc.	Canada
Arthur J. Gallagher (Canada) Group	Canada
Gallagher Energy Risk Services, Inc.	Canada
Arthur J. Gallagher Group Quebec ULC	Canada
Arthur J. Gallagher & Co. (Bermuda) Limited	Bermuda
Arthur J. Gallagher Management (Bermuda) Limited	Bermuda
Artex Risk Solutions, Inc. (Cayman) Limited	Cayman Islands
SEG Insurance Ltd. (2)	Bermuda
Artex Intermediaries, Ltd.	Bermuda
Artex Risk Solutions (Bermuda) Ltd.	Bermuda
Protected Insurance Company	Bermuda
Arthur J. Gallagher (Bermuda) Holding Partnership (3) (4)	Bermuda
Muf Investments S.a.r.l. (5)	Luxembourg
Arthur J. Gallagher Chile Corredores de Reaseguros, S.A (6)	Chile
A J Gallagher (Norway) Holdings	Norway
Bergvall Marine A.S.	Norway
CGM Gallagher Group Ltd.	St. Lucia
Mecacem Insurance SPC Ltd.	Cayman Islands
CGM Gallagher Insurance Brokers Ltd.	Barbados
CGM Gallagher Insurance Brokers Ja. Ltd.	Jamaica
CGM Gallagher Insurance Brokers St. Lucia Ltd.	St. Lucia
CGM Gallagher Insurance Brokers St. Vincent Ltd.	St. Vincent
CGM Gallagher Insurance Brokers St. Kitts & Nevis Ltd.	St. Kitts & Nevis
Carib RM Ltd. (St. Lucia) (7)	St. Lucia
Carib RM Ltd. (Jamaica)	Jamaica
Carib RM Ltd. (Barbados)	Barbados
Arthur J. Gallagher (Singapore) Pte. Ltd.	Singapore
Gallagher Holdings Two (UK) Limited	England
OIM Underwriting Limited	England
Contego Underwriting Ltd.	England
Zennor Limited	England
Risk & Reward Group (Holdings) Limited	England
Gallagher Risk & Reward Limited	England
Gallagher Holdings (UK) Limited	England
Arthur J. Gallagher (UK) Limited	England
Strand Underwriting Limited	England
Risk Management Partners Ltd.	England
Alesco Risk Management Services, Ltd. (8)	England
Arthur J. Gallagher Asia Pty. Limited	Hong Kong
Gallagher International Reinsurance Broking Limited	England
HLG Holdings Limited	England
Friary Intermediate Limited	England
Acumus Interco Limited	England
Acumus Holdings Limited	England
Arthur J. Gallagher Housing Limited	England
Igloo Insurance PCC Limited	Guernsey
Heath Lambert Limited	England
Gallagher Benefits Consulting Limited	England
Heath Lambert Overseas Limited	England
Lambert Fenchurch Overseas Limited	England
Fenchurch Trustees Limited	England
Risk Management Holdings	England

Name	State or Other Jurisdiction of Incorporation
HL Corporate Services Limited	England
Heath Insurance Broking Limited	England
Gallagher Holdings Three (UK) Limited	England
Insurance Dialogue Ltd. (9)	England
E Red Limited	England
Blenheim Park Ltd.	England
Blenheim Park Services Ltd.	England
Property and Commercial Limited	England
Belmont Insurance Holdings Limited	England
Bishops Limited	England
Belmont Financial Management Limited	England
Belmont International Limited	England
Travelrisk Management Limited	England
Rio 587 Limited	England
Rio 588 Limited	England
Quillco 226 Limited	Scotland
Quillco 227 Limited	Scotland
Ink Underwriting Agencies Limited	England
Westinsure Group Limited	England
Giles Holdings Limited	Scotland
RA Rossborough Ltd (RARL)	Jersey
RA Rossborough (Insurance Brokers) Ltd (Jersey)	Jersey
Rossborough Insurance Services Ltd.	Jersey
Rossborough Insurance (IOM) Ltd.	Isle of Man
Rossborough Healthcare International Ltd	Guernsey
RA Rossborough Guernsey Ltd.	Guernsey
Rossborough (Cayman Island) Ltd.	Cayman Islands
Giles Insurance Brokers Limited	Scotland
Arthur J. Gallagher Australasia Holdings Pty Ltd.	Australia
Australis Group (Underwriting ) Pty Ltd.	Australia
Interpacific Underwriting Agencies Pty Ltd.	Australia
Aged Care Insurance Services	Australia
InsSync Group Pty Ltd.	Australia
SRS Underwriting Agency Pty Ltd.	Australia
Arthur J. Gallagher Reinsurance Australasia Pty Ltd.	Australia
Arthur J. Gallagher (Aus) Pty Ltd.	Australia
Specialised Broking Associates Pty Ltd.	Australia

(1)	15% of the Membership Interests of this subsidiary is owned by an unrelated party.
(2)	76% of the Common Stock of this subsidiary is owned by two third parties.
(3)	Arthur J. Gallagher & Co (Canada) Ltd is an equal partner in the Bermuda partnership.
(4)	The Partnership owns 80% of CGM Gallagher Group Ltd.
(5)	Holds 21.3% ownership interest in Casanueva Perez S.A.P. de C.V. (Grupo CP).
(6)	22% of this subsidiary is owned by the management group.
(7)	45% of this subsidiary is owned by the management group.
(8)	30.25% of this subsidiary is owned by the management group.
(9)	21.7% of this subsidiary is owned by the management group.

3